Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FTC Solar, Inc. of our report dated March 9, 2021 relating to the financial statements, which appears in the prospectus dated April 29, 2021 filed by FTC Solar, Inc. pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1, as amended (No. 333-254797).

/s/ PricewaterhouseCoopers LLP

Austin, Texas
April 30, 2021